UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

Sixth Street Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue, Suite 1500 Dallas, TX	75201
(Address of Principal Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (469) 621-3001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSLX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 – Results of Operations and Financial Condition

On November 4, 2025, Sixth Street Specialty Lending, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2025. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Joshua Easterly as Chief Executive Officer of the Company; Remains Chairman of the Board

On November 4, 2025, pursuant to the Third Amended and Restated Bylaws of the Company, Joshua Easterly informed the Board of Directors (the “Board”) of Sixth Street Specialty Lending, Inc. (the “Company”) of his intention to resign as Chief Executive Officer of the Company, effective as of the close of business on December 31, 2025. Mr. Easterly will continue to serve as a director and Chairman of the Company. Mr. Easterly’s decision was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Easterly for his years of service as Chief Executive Officer.

Appointment of Robert (Bo) Stanley as Co-Chief Executive Officer and to the Board of Directors of the Company

On November 4, 2025, the Board of Directors (the “Board”) of the Company increased the size of the Board from ten (10) to eleven (11) directors, and appointed Robert (Bo) Stanley, 50, as a director and as Co-Chief Executive Officer. Mr. Stanley’s appointment to the Board brings the total number of directors to eleven, six of whom are not “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended. Mr. Stanley will serve on the Board as a Class III director from November 4, 2025 until the date of the Company’s 2026 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Following December 31, 2025, Mr. Stanley will serve as sole Chief Executive Officer of the Company.

Mr. Stanley is a Partner of Sixth Street, Co-Head of Sixth Street Direct Lending and Co-Head of Sixth Street Growth. Mr. Stanley also served as President of Sixth Street Specialty Lending, Inc. prior to his appointment to Co-CEO of both Sixth Street Specialty Lending, Inc. and Sixth Street Lending Partners. Mr. Stanley focuses on originating transactions in the software, payment systems, data infrastructure and business services sectors. Representative portfolio companies include AvidXchange, Kaseya, Lucidworks, PayScale and SmartDrive. Prior to joining Sixth Street in 2011, Mr. Stanley was with Wells Fargo Capital Finance, where he served in multiple roles providing specialized financing to companies throughout the U.S. and Canada. He holds a B.S. in Business Administration with a concentration in Finance from the University of Maine.

Mr. Stanley (i) was not appointed as the Company’s Co-Chief Executive Officer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s directors or other executive officers; (iii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction in which the Company was or is a participant; and (iv) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment as the Company’s Co-Chief Executive Officer.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2025, the Board amended and restated the Company’s Bylaws, effective as of that date, to increase the maximum number of members of the Board from ten (10) to fifteen (15) and to increase the number of directors serving on the Board from ten (10) to eleven (11).

The above summary is qualified in its entirety by reference to the full text of the amended provisions, which are contained in the Third Amended and Restated Bylaws attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01 – Regulation FD Disclosure

On November 4, 2025, the Company issued a press release, included herewith as Exhibit 99.1, announcing the declaration of a fourth quarter 2025 base dividend per share of $0.46 to shareholders of record as of December 15, 2025, payable on December 31, 2025, and a third quarter 2025 supplemental dividend per share of $0.03 to shareholders of record as of November 28, 2025, payable on December 19, 2025.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

3.1	Third Amended and Restated Bylaws dated November 4, 2025 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on November 4, 2025).

99.1	Press Release, dated November 4, 2025

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIXTH STREET SPECIALTY LENDING, INC. (Registrant)

Date: November 4, 2025	By:	/s/ Ian Simmonds
Ian Simmonds
Chief Financial Officer